Exhibit 13.2

CERTIFICATION

The certification set forth below is being submitted in connection with AC Immune SA’s annual report on Form 20-F for the year ended December 31, 2016 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jean-Fabien Monin, the Interim Principal Financial Officer of AC Immune SA, certifies that, to the best of his knowledge:

1.       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AC Immune SA.

Date: March 17, 2017

/s/ Jean-Fabien Monin
Name:	Jean-Fabien Monin
Interim Principal Financial Officer